Exhibit 99.1

Stem Cell Therapy International, Inc.

13406 Racetrack Road #233

Tampa, FL 33626

STEM CELL THERAPY APPOINTS NEW BOARD MEMBER

TAMPA, Fla. – January 12, 2010 – Stem Cell Therapy International, Inc. (OTCBB: SCII) (“AmStem Corporation”) announced that Rick van den Toorn has been appointed to the Company’s Board of Directors effective January 22, 2010. In this role he will become a valued board member by overseeing the establishment of and providing oversight to several committees, including the compensation and audit committees and he will evaluate and monitor the Company’s strategic operational plans.

David Stark, President and CEO of SCII, commented, “Mr. van den Toorn is a strong addition to our Board. He is a seasoned executive with international business experience and we are confident that his knowledge, expertise and independent leadership will contribute significantly to our Company, particularly during this exciting time as we finalize our merger with Histostem and begin a phase of growth and change.”

“I am excited to join SCII at this pivotal point in the Company’s growth trajectory,” Rick van den Toorn stated. “As SCII transitions to the next level of its development, I believe my career experience in international business and finance will enable me to make a positive contribution towards the Company’s business development goals, such as increasing infrastructure and the establishment of effective operating practices moving forward.”

Mr. van den Toorn is an investor and advisor with a focus on U.S. based small to mid-capitalization companies. He is a citizen of the Netherlands and most recently worked for the Dutch Authority for the Financial Markets where he was a senior member of the team responsible for the oversight of audit firms. Before that, Mr. van den Toorn worked as a special consultant to corporations and entities including The World Bank. Mr. van den Toorn began his career with KPMG as an accountant and business consultant where he became a partner in the firm and gained broad experience in many areas such as risk management, accounting, and corporate governance. He holds a B.A. degree in Economics from the HEAO in Alkmaar, The Netherlands and is registered as a chartered accountant through NIVRA, the Dutch accounting institute.

About Stem Cell Therapy International, Inc.

Stem Cell Therapy International, Inc. (OTC; SCII) is in the field of regenerative medicine. SCII (soon to have its name changed to AmStem Corporation) is a company devoted to the treatment of patients with stem cell transplantation therapy as well as providing the supplies of biological solutions containing new lines of stem cell products.

About AmStem International Corporation

AmStem is a new biotechnology company based in Northern California, in the watershed of stem cell innovation fueled by President Obama’s recent announcement to lift Federal funding limitations for stem cell research. AmStem provides biotherapeutic and cosmetic stem cell products, stem cell collection and storage know-how, and access to nanotechnology vital to cutting edge stem cell research. Its web site is under construction at www.amsteminc.com.

About Histostem Co. Ltd.

Histostem was founded in Seoul, Korea in 2000, to date it has treated more than 500 patients with stem cells and currently has approximately 50 full-time employees and several part-time employees. Histostem’s intellectual property portfolio consists of 6 patents that have been granted and 5 patents pending. To its knowledge Histostem is one of the very few stem cell companies in the world currently earning several million dollars in income from its products and technology. A comprehensive list of Histostem’s achievements can be found at the company’s website http://www.histostem.co.kr (click on English version when entering the site).

Forward-Looking Statements

Some of the statements included in this press release, particularly those anticipating future clinical and business prospects for Stem Cell Therapy International, Inc., may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to obtain necessary capital, our ability to successfully complete the merger, successfully complete clinical trials; our ability to meet anticipated development timelines, our ability to establish global market for the cord blood cells, clinical trial results, successfully consummate future acquisitions, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

CONTACTS:

Stem Cell Therapy International, Inc.

(813) 283-2556

Investor relations:

Jennifer Belodeau/John Nesbett

Institutional Marketing Services (IMS)

203.972.9200

IR@amsteminc.com

David Stark, CEO

DStark@amsteminc.com

Andrew Norstrud, CFO

Anorstrud@amsteminc.com